UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT of 1934

Date of report (Date of earliest event reported):  October 28, 2009

SCHNITZER STEEL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation)	0-22496 (Commission File Number)	93-0341923 (I.R.S. Employer Identification No.)

3200 N.W. Yeon Ave. P.O. Box 10047 Portland, OR (Address of Principal Executive Offices)	97296-0047 (Zip Code)

Registrant’s Telephone Number Including Area Code:  (503) 224-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As a result of a change in Oregon corporate law described below, on October 28, 2009, the Board of Directors of the Company approved an amendment to Section 1.2 of the Company’s Restated Bylaws, effective as of January 1, 2010, which provides that a special shareholders meeting shall be called upon the written demand of the holders of not less than 100% of all the votes entitled to be cast on any issue proposed to be considered at the meeting.  Article VI.B of the Articles of Incorporation of the Company states that the percentage of shareholder votes required to demand a special meeting is 25% or, if higher, the highest percentage permitted by Oregon law.  The 2009 Oregon Legislature amended Oregon law, effective as of January 1, 2010, to eliminate for publicly traded corporations any minimum percentage of shareholder votes that must be allowed to demand a special meeting, effectively establishing 100% as the highest percentage permitted by Oregon law.  Accordingly, the amendment to Section 1.2 of the Bylaws simply clarifies the impact of the new Oregon law on the existing provisions of Article VI.B of the Articles of Incorporation.  A copy of the Restated Bylaws, as amended, is attached hereto as Exhibit 3.1.

Item9.01.    Financial Statements and Exhibits

(d)           Exhibits.

3.1           Restated Bylaws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC. (Registrant)

Dated: October 30, 2009	By:	/s/ RICHARD C. JOSEPHSON
Name: Richard C. Josephson
Title: Senior Vice President